Exhibit 99.1
N E W S R E L E A S E

MVB Financial Corp. Announces Fourth Quarter and Full Year 2023 Results

(FAIRMONT, WV) February 14, 2024 – MVB Financial Corp. (NASDAQ: MVBF) (“MVB Financial,” “MVB” or the “Company”), the holding company for MVB Bank, Inc. ("MVB Bank"), today announced financial results for the fourth quarter and year ended December 31, 2023, with reported net income of $7.9 million, or $0.62 basic and $0.61 diluted earnings per share for the three months ended December 31, 2023.

Fourth Quarter 2023 Highlights As Compared to Third Quarter 2023
Net interest income increased 4.2%, or $1.2 million.
Net interest margin improved by 17 bps to 4.04%.
Earnings per share up 106.7% to $0.62.
Loan growth of 2.1%; Balance sheet loan to deposit ratio of 79.9% from 74.7%.
Noninterest expense declined by 7.9%, or $2.4 million.
Book value per share and tangible book value per share, a non-GAAP financial measure, increased 6.3% and 6.4% to $22.68 and $22.43, respectively.
Asset quality measures improved; Capital strength further enhanced.

From Larry F. Mazza, Chief Executive Officer, MVB Financial:
“MVB closed a challenging year for the banking industry with strong fourth quarter results. Loans and investment securities continued to reprice higher, excess liquidity was redeployed as the pace of loan growth picked up and funding costs stabilized, driving significant improvement in net interest margin and net interest income. At the same time, expenses were well-controlled, Fintech-related fee income growth accelerated and measures of safety, soundness, foundational strength and shareholder value were improved and further enhanced. Team MVB’s resilience and adaptability enabled us to navigate the disruptive industry events last year, and now leave us well-positioned to drive further improvement in earnings and profitability as market conditions begin to turn favorably.”

FOURTH QUARTER 2023 HIGHLIGHTS
•Loan growth and net interest margin expansion powered net interest income growth.
•Net interest income on a fully tax-equivalent basis, a non-GAAP financial measure, increased 4.0%, or $1.2 million, to $31.3 million relative to the prior quarter, primarily reflecting net interest margin expansion and higher average loan balances, partially offset by lower interest-bearing balances with banks.
•Net interest margin on a fully tax-equivalent basis, a non-GAAP financial measure, was 4.06%, up 16 basis points from the prior quarter, primarily reflecting higher earning asset yields, a favorable shift in the mix of earning assets and deposit funding and relatively stable funding costs. Total cost of funds was 2.44%, compared to 2.43% for the prior quarter.
•Average earning asset balances decreased 0.3% during the fourth quarter of 2023, primarily reflecting lower interest-bearing balances with banks, primarily offset by higher average loan and investment securities balances. Average total loan balances increased 1.1%, largely driven by higher commercial loans.
•Deposit balances declined as funding mix optimization continued.
•Total deposits declined 4.5%, or $137.4 million, to $2.9 billion, compared to the prior quarter-end, primarily reflecting lower certificate of deposit (“CD”) balances, which includes a 10.5%, or $45.8 million, decline in brokered deposits, as the Company looks to reduce higher-cost funding that had been added in response to 2023 industry events.
•Total off-balance sheet deposits remained consistent at $1.09 billion as compared to $1.11 billion at the prior quarter-end. Off-balance sheet deposit networks are utilized to generate fee income, enhance capital efficiency and manage liquidity and concentration risk.
•Noninterest bearing (“NIB”) deposit balances increased 9.4%, or $103.4 million, to $1.20 billion, as compared to the prior quarter-end, primarily reflecting gaming and seasonal considerations. NIB deposits represented 41.3% of total deposits, as compared to 36.0% of total deposits at the prior quarter-end.
•Balance sheet loan to deposit ratio was 79.9% as of December 31, 2023, compared to 74.7% as of September 30, 2023.
•Asset quality measures improved; Capital strength and shareholder value further enhanced.
•Nonperforming loans declined $2.3 million, or 22.0%, to $8.3 million, or 0.4% of total loans, from $10.6 million, or 0.5% of total loans, at the prior quarter-end. Criticized loans as a percentage of total loans were 5.3%, as compared to 6.1% at the prior quarter-end. Net charge-offs were $0.5 million, or 0.1% of total loans on an annualized basis, for the fourth quarter of 2023, compared to $5.9 million, or 1.0%, for the prior quarter.

•The release of allowance for credit losses totaled $2.1 million, primarily reflecting the general improvement in credit indicators and the continued changes in loan portfolio composition. The allowance for credit losses was 1.0% of total loans, as compared to 1.1% as of the prior quarter-end.
•The Community Bank Leverage Ratio, Tier 1 Risk-Based Capital Ratio and MVB Bank’s Total Risk-Based Capital Ratio were 10.5%, 14.4%, and 15.1%, respectively, compared to 10.4%, 14.0%, and 14.8%, respectively, at the prior quarter-end.
•The tangible common equity to tangible assets ratio was 8.6%, compared to 7.8% at the prior quarter-end. Tangible book value per share, a non-U.S. GAAP measure, increased 6.4% to $22.43, relative to the prior quarter-end.
•Expenses declined on lower personnel costs; Fee income down on mortgage loss; Fintech-related fee income increased.
•Noninterest expense declined 7.9% to $28.3 million relative to the prior quarter, primarily reflecting lower salaries and employee benefits costs and other operating expense. Professional fees remained elevated due to actions taken to enhance regulatory and compliance infrastructure.
•Total noninterest income declined 23.4% to $4.4 million relative to the prior quarter, primarily reflecting increased equity method investment losses, partially offset by higher payment card and service charge income, which primarily relates to the Company’s Fintech-related fee income initiatives.

INCOME STATEMENT
Net interest income on a tax-equivalent basis totaled $31.3 million for the fourth quarter of 2023, an increase of $1.2 million, or 4.0%, from the third quarter of 2023 and a decline of $2.4 million, or 7.2%, from the fourth quarter of 2022. The increase in net interest income compared to the third quarter of 2023 reflected a higher net interest margin, partially offset by a slight decline in total average earning asset balances. The decline compared to the fourth quarter of 2022 reflected higher funding costs, partially offset by higher average earning asset balances.

Interest income increased $1.4 million, or 2.8%, from the third quarter of 2023 and increased $9.0 million, or 22.1%, compared to the fourth quarter of 2022. The tax-equivalent yield on loans was 7.2% for the fourth quarter of 2023, compared to 7.0% for the third quarter of 2023 and 6.1% for the fourth quarter of 2022. Higher loan yields generally reflected the cumulative impact of loans booked at higher yields than the prevailing portfolio yield in prior periods and the repricing of variable rate loans.

Interest expense increased $0.1 million, or 0.7%, compared to the third quarter of 2023 and $11.3 million, or 156.3%, compared to the fourth quarter of 2022. The cost of funds was 2.44% for the fourth quarter of 2023, consistent with the third quarter of 2023 and up 144 basis points compared to the fourth quarter of 2022. The increase in cost of funds compared to the prior year reflected higher funding costs across the board and a shift in the mix of deposit funding toward higher cost deposit products.

On a fully tax-equivalent basis, net interest margin for the fourth quarter of 2023 was 4.06%, an increase of 16 basis points from the third quarter of 2023 and a decrease of 51 basis points from the fourth quarter of 2022. See the table below for a reconciliation between net interest margin and net interest margin on a fully tax-equivalent basis, a non-GAAP measure. The increase in net interest margin from the third quarter of 2023 primarily reflected higher loan and investment portfolio yields, a favorable shift in the mix of earning assets and deposit funding and stable funding costs. Contraction in the net interest margin from the fourth quarter of 2022 primarily reflected higher funding costs and an unfavorable shift in the mix of deposit funding, partially offset by higher earning asset yields.

Noninterest income totaled $4.4 million for the fourth quarter of 2023, a decrease of $1.4 million, or 23.4%, from the third quarter of 2023 and an increase of $1.0 million, or 29.2%, from the fourth quarter of 2022. The decrease compared to the third quarter of 2023 was primarily driven by an increase of $1.7 million in equity method investment losses from our mortgage companies and a $0.7 million loss on derivatives during the the fourth quarter of 2023 without a comparable loss in the prior quarter, partially offset by a $1.0 million increase in payment card and service charge income. The increase in noninterest income from the fourth quarter of 2022 was primarily driven by increases of $2.4 million in gain on sale of loans, $2.1 million in payment card and service charge income, $1.5 million in holding gains on equity securities and $0.7 million in other operating income. The increases were partially offset by a $3.6 million gain on sale of assets in the fourth quarter of 2022 without a comparable gain in the current quarter, an increase of $1.1 million in equity method investment losses from our mortgage companies and a $0.7 million loss on derivatives in the fourth quarter of 2023 without a comparable loss in the prior year.

Noninterest expense totaled $28.3 million for the fourth quarter of 2023, a decrease of $2.4 million, or 7.9%, from the third quarter of 2023 and an increase of $1.6 million, or 5.8%, from the fourth quarter of 2022. The decrease from the third quarter of 2023 was driven by declines of $1.2 million in salaries and employee benefits, $0.8 million in other operating expense and $0.4 million in insurance, tax and assessment expense. The increase from the fourth quarter of 2022 primarily reflected higher professional fees of $1.8 million and higher salaries and employee benefits of $0.5 million, partially offset by a decline in other operating expense of $0.7 million.

BALANCE SHEET
Loans totaled $2.32 billion at December 31, 2023, an increase of $47.2 million, or 2.1%, and a decrease of $55.1 million, or 2.3%, as compared to September 30, 2023 and December 31, 2022, respectively. Loan growth compared to September 30, 2023 was driven primarily by higher commercial loan balances. The decrease in loan balances compared to December 31, 2022 primarily reflected deliberate efforts to improve balance sheet liquidity, lower market demand and the sale of $44.4 million of subprime automobile loans during 2023. Loans held-for-sale, which represent MVB Bank’s government guaranteed lending, were $0.6 million as of December 31, 2023, compared to $7.6 million at September 30, 2023 and $23.1 million at December 31, 2022. The decline in loans held-for-sale from the prior periods was driven by loan sales and amortization of the portfolio, as government guaranteed lending is no longer a growth vehicle.

Deposits totaled $2.90 billion as of December 31, 2023, a decrease of $137.4 million, or 4.5%, from September 30, 2023 and an increase of $331.0 million, or 12.9%, from December 31, 2022. NIB deposits totaled $1.20 billion as of December 31, 2023, an increase of $103.4 million, or 9.4%, and a decrease of $34.3 million, or 2.8%, from September 30, 2023 and December 31, 2022, respectively. The decrease in total deposits compared to September 30, 2023 primarily reflected a decline in CDs and brokered deposits. The increase in total deposits relative to December 31, 2022 reflected higher CDs and brokered deposits, partially offset by a decrease in NIB deposits driven by the highly-competitive deposit environment, higher interest rates and the utilization of off-balance sheet deposit networks to generate fee income, enhance capital efficiency and manage liquidity and concentration risk.

CAPITAL
The Community Bank Leverage Ratio was 10.5% as of December 31, 2023, compared to 10.4% as of September 30, 2023 and 9.8% as of December 31, 2022. MVB’s Tier 1 Risk-Based Capital Ratio was 14.4% as of December 31, 2023, compared to 14.0% as of September 30, 2023 and 12.4% as of December 31, 2022. The Bank’s Total Risk-Based Capital Ratio was 15.1% as of December 31, 2023, compared to 14.8% as of

September 30, 2023 and 13.4% as of December 31, 2022.

The Company issued a quarterly cash dividend of $0.17 per share for the quarter ended December 31, 2023, consistent with the quarters ended September 30, 2023 and December 31, 2022.

ASSET QUALITY
Nonperforming loans totaled $8.3 million, or 0.4% of total loans, for the fourth quarter of 2023, as compared to $10.6 million, or 0.5% of total loans for the third quarter of 2023 and $11.2 million, or 0.5% of total loans for the fourth quarter of 2022. Criticized loans were $122.4 million, or 5.3% of total loans, as compared to $137.5 million, or 6.1% of total loans, for the third quarter of 2023 and $71.2 million, or 3.0% of total loans, for the fourth quarter of 2022.

Net charge-offs on an annualized basis were $0.5 million, or 0.1% of total loans, for the fourth quarter of 2023, compared to $5.9 million, or 1.0% of total loans, for the third quarter of 2023 and $5.4 million, or 0.9% of total loans for the fourth quarter of 2022.

The release of allowance for credit losses totaled $2.1 million for the quarter ended December 31, 2023, compared to a release of $0.2 million for the quarter ended September 30, 2023 and a provision of $2.7 million for the quarter ended December 31, 2022. The release of allowance for credit losses for the quarter ended December 31, 2023 was attributed to an improvement in asset quality and the reduction in criticized loans. The allowance for credit losses was 1.0% of total loans at December 31, 2023, as compared to 1.1% as of September 30, 2023 and 1.0% as of December 31, 2022.

About MVB Financial Corp.
MVB Financial, the holding company of MVB Bank, is publicly traded on The Nasdaq Capital Market® (“Nasdaq”) under the ticker “MVBF.”

MVB is a financial holding company headquartered in Fairmont, West Virginia. Through its subsidiary, MVB Bank, and MVB Bank’s subsidiaries, MVB Financial provides financial services to individuals and corporate clients in the Mid-Atlantic region and beyond.

Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services.

For more information about MVB, please visit ir.mvbbanking.com.

Forward-looking Statements
MVB Financial has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this press release that are intended to be covered by the protections provided under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations about the future and are subject to risks and uncertainties. Forward-looking statements include, without limitation, information concerning possible or assumed future results of operations of the Company and its subsidiaries. Forward-looking statements can be identified by the use of words such as “may,” “could,” “should,” “would,” “will,” “plans,” “believes,” “estimates,” “expects,” “anticipates,” “intends,” “continues” or the negative of those terms or similar expressions. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in forward-looking statements. Therefore, undue reliance should not be placed upon any forward-looking statements. Those factors include but are not limited to: market, economic, operational, liquidity and credit risk; changes in market interest rates; impacts related to or resulting from recent turmoil in the banking industry; inability to successfully execute business plans, including strategies related to investments in Fintech companies; competition; unforeseen events, such as pandemics or natural disasters, and any governmental or societal responses thereto; changes in economic, business and political conditions; changes in demand for loan products and deposit flow; operational risks and risk management failures; and government regulation and supervision. Additional factors that may cause actual results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as well as its other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. Except as required by law, the Company disclaims any obligation to update, revise or correct any forward-looking statements.

Accounting standards require the consideration of subsequent events occurring after the balance sheet date for matters that require adjustment to, or disclosure in, the consolidated financial statements. The review period for subsequent events extends up to and including the filing date of a public company’s financial statements when filed with the SEC. Accordingly, the consolidated financial information in this announcement is subject to change.

Questions or comments concerning this earnings release should be directed to:

MVB Financial Corp.
Donald T. Robinson, President and Chief Financial Officer
(304) 598-3500
drobinson@mvbbanking.com

Amy Baker, VP, Corporate Communications and Marketing
(844) 682-2265
abaker@mvbbanking.com

Non-U.S. GAAP Financial Measures
This document contains supplemental financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Management uses these non-U.S. GAAP measures in its analysis of the Company’s performance. These measures should not be considered a substitute for U.S. GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with U.S. GAAP. Management believes the presentation of non-U.S. GAAP financial measures that exclude the impact of specified items provide useful supplemental information that is essential to a proper understanding of the Company’s financial condition and results. Non-U.S. GAAP measures are not formally defined under U.S. GAAP, and other entities may use calculation methods that differ from those used by us. As a complement to U.S. GAAP financial measures, our management believes these non-U.S. GAAP financial measures assist investors in comparing the financial condition and results of operations of financial institutions due to the industry prevalence of such non-U.S. GAAP measures. See the tables below for a reconciliation of these non-U.S. GAAP measures to the most directly comparable U.S. GAAP financial measures.

MVB Financial Corp.
Financial Highlights
Consolidated Statements of Income
(Unaudited) (Dollars in thousands, except per share data)

	Quarterly			Year-to-Date
	2023	2023	2022	2023	2022
	Fourth Quarter	Third Quarter	Fourth Quarter
Interest income	$49,699	$48,325	$40,702	$189,818	$125,957
Interest expense	18,592	18,460	7,253	66,535	14,154
Net interest income	31,107	29,865	33,449	123,283	111,803
Provision (release of allowance) for credit losses	(2,103)	(159)	2,694	(1,921)	14,194
Net interest income after provision (release of allowance) for credit losses	33,210	30,024	30,755	125,204	97,609

Total noninterest income	4,438	5,791	3,435	19,715	27,565

Noninterest expense:
Salaries and employee benefits	14,863	16,016	14,317	63,371	62,534
Other expense	13,438	14,709	12,424	54,254	47,612
Total noninterest expenses	28,301	30,725	26,741	117,625	110,146

Income before income taxes	9,347	5,090	7,449	27,294	15,028
Income taxes	1,431	1,218	1,731	5,070	3,294
Net income from continuing operations before noncontrolling interest	7,916	3,872	5,718	22,224	11,734
Income from discontinued operations before income taxes	—	—	888	11,831	3,487
Income taxes - discontinued operations	—	—	236	3,049	834
Net income from discontinued operations	—	—	652	8,782	2,653
Net (income) loss attributable to noncontrolling interest	(5)	(5)	139	226	660
Net income available to common shareholders	$7,911	$3,867	$6,509	$31,232	$15,047

Earnings per share from continuing operations - basic	$0.62	$0.30	$0.47	$1.77	$1.01
Earnings per share from discontinued operations - basic	$—	$—	$0.05	$0.69	$0.22
Earnings per share - basic	$0.62	$0.30	$0.52	$2.46	$1.23
Earnings per share from continuing operations - diluted	$0.61	$0.29	$0.45	$1.72	$0.96
Earnings per share from discontinued operations - diluted	$—	$—	$0.05	$0.68	$0.21
Earnings per share - diluted	$0.61	$0.29	$0.50	$2.40	$1.17

Noninterest Income
(Unaudited) (Dollars in thousands)

	Quarterly			Year-to-Date
	2023	2023	2022	2023	2022
	Fourth Quarter	Third Quarter	Fourth Quarter
Card acquiring income	$1,348	$845	$497	$3,603	$2,790
Service charges on deposits	174	490	684	2,850	3,418
Interchange income	2,289	1,517	497	7,323	5,440
Total payment card and service charge income	3,811	2,852	1,678	13,776	11,648

Equity method investments loss	(2,429)	(750)	(1,379)	(2,499)	(713)
Compliance and consulting income	986	1,314	1,217	4,312	4,598
Gain (loss) on sale of loans	271	330	(2,131)	(744)	1,655
Investment portfolio gains (losses)	75	244	(1,397)	(1,659)	925
Loss on acquisition and divestiture activity	—	—	—	(986)	—
Other noninterest income	1,724	1,801	5,447	7,515	9,452

Total noninterest income	$4,438	$5,791	$3,435	$19,715	$27,565

Condensed Consolidated Balance Sheets
(Unaudited) (Dollars in thousands)

	December 31, 2023	September 30, 2023	December 31, 2022
Cash and cash equivalents	$398,229	$587,100	$40,280
Securities available-for-sale, at fair value	345,275	311,537	379,814
Equity securities	41,086	40,835	38,744
Loans held-for-sale	629	7,603	23,126
Loans receivable	2,317,594	2,270,433	2,372,645
Less: Allowance for credit losses	(22,124)	(24,276)	(23,837)
Loans receivable, net	2,295,470	2,246,157	2,348,808
Premises and equipment, net	20,928	21,468	23,630
Assets from discontinued operations	—	—	4,315
Goodwill	2,838	2,838	2,838
Other assets	209,427	220,045	207,295
Total assets	$3,313,882	$3,437,583	$3,068,850

Noninterest-bearing deposits	$1,197,272	$1,093,903	$1,231,544
Interest-bearing deposits	1,704,204	1,944,986	1,338,938
FHLB and other borrowings	—	—	102,333
Senior term loan	6,786	8,473	9,765
Subordinated debt	73,540	73,478	73,286
Liabilities from discontinued operations	—	—	5,444
Other liabilities	42,738	45,374	46,149
Stockholders' equity	289,342	271,369	261,391
Total liabilities and stockholders' equity	$3,313,882	$3,437,583	$3,068,850

Reportable Segments
(Unaudited)

Twelve Months Ended December 31, 2023	CoRe Banking	Mortgage Banking	Financial Holding Company	Other	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$189,498	$416	$41	$—	$(137)	$189,818
Interest expense	62,507	—	3,985	180	(137)	66,535
Net interest income (expense)	126,991	416	(3,944)	(180)	—	123,283
Release of allowance for credit losses	(1,921)	—	—	—	—	(1,921)
Net interest income (expense) after release of allowance for credit losses	128,912	416	(3,944)	(180)	—	125,204

Noninterest income	17,286	(2,486)	10,453	9,138	(14,676)	19,715

Noninterest expenses:
Salaries and employee benefits	37,265	7	17,041	9,058	—	63,371
Other expense	53,221	65	8,233	7,411	(14,676)	54,254
Total noninterest expenses	90,486	72	25,274	16,469	(14,676)	117,625

Income (loss) before income taxes	55,712	(2,142)	(18,765)	(7,511)	—	27,294
Income taxes	12,342	(557)	(4,923)	(1,792)	—	5,070
Net income (loss) from continuing operations	43,370	(1,585)	(13,842)	(5,719)	—	22,224
Income from discontinued operations before income taxes	—	—	—	11,831	—	11,831
Income tax expense - discontinued operations	—	—	—	3,049	—	3,049
Net income from discontinued operations	—	—	—	8,782	—	8,782
Net income (loss)	43,370	(1,585)	(13,842)	3,063	—	31,006
Net loss attributable to noncontrolling interest	—	—	—	226	—	226
Net income (loss) available to common shareholders	$43,370	$(1,585)	$(13,842)	$3,289	$—	$31,232

Twelve Months Ended December 31, 2022	CoRe Banking	Mortgage Banking	Financial Holding Company	Other	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$125,426	$429	$146	$—	$(44)	$125,957
Interest expense	10,920	—	3,234	44	(44)	14,154
Net interest income (expense)	114,506	429	(3,088)	(44)	—	111,803
Provision for credit losses	14,194	—	—	—	—	14,194
Net interest income (expense) after provision for credit losses	100,312	429	(3,088)	(44)	—	97,609

Noninterest income	22,673	37	10,576	6,120	(11,841)	27,565

Noninterest expenses:
Salaries and employee benefits	36,960	8	16,582	8,984	—	62,534
Other expenses	44,873	142	8,049	6,389	(11,841)	47,612
Total noninterest expenses	81,833	150	24,631	15,373	(11,841)	110,146

Income (loss) before income taxes	41,152	316	(17,143)	(9,297)	—	15,028
Income taxes	8,882	77	(3,472)	(2,193)	—	3,294
Net income (loss) from continuing operations	32,270	239	(13,671)	(7,104)	—	11,734
Income from discontinued operations before income taxes	—	—	—	3,487	—	3,487
Income tax expense - discontinued operations	—	—	—	834	—	834
Net income from discontinued operations	—	—	—	2,653	—	2,653
Net income (loss)	32,270	239	(13,671)	(4,451)	—	14,387
Net loss attributable to noncontrolling interest	—	—	—	660	—	660
Net income (loss) available to common shareholders	$32,270	$239	$(13,671)	$(3,791)	$—	$15,047

Average Balances and Interest Rates
(Unaudited) (Dollars in thousands)

	Three Months Ended			Three Months Ended			Three Months Ended
	December 31, 2023			September 30, 2023			December 31, 2022
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
Assets
Interest-bearing balances with banks	$442,521	$5,944	5.33%	$483,158	$6,404	5.26%	$113,500	$982	3.43%
Investment securities:
Taxable	222,303	1,444	2.58	206,340	1,056	2.03	233,839	1,114	1.89
Tax-exempt [1]	98,464	876	3.53	107,490	1,016	3.75	136,313	1,343	3.91
Loans and loans held-for-sale: [2]
Commercial [3]	1,635,510	33,665	8.17	1,593,875	31,348	7.80	1,667,981	27,947	6.65
Tax-exempt [1]	3,492	38	4.32	3,678	40	4.31	4,161	47	4.48
Real estate	576,580	6,421	4.42	573,579	6,351	4.39	631,450	6,000	3.77
Consumer	76,088	1,503	7.84	95,032	2,331	9.73	139,705	3,563	10.12
Total loans	2,291,670	41,627	7.21	2,266,164	40,070	7.02	2,443,297	37,557	6.10
Total earning assets	3,054,958	49,891	6.48	3,063,152	48,546	6.29	2,926,949	40,996	5.56
Less: Allowance for credit losses	(24,079)			(29,693)			(27,530)
Cash and due from banks	5,771			6,686			5,643
Other assets	292,574			281,504			266,292
Total assets	$3,329,224			$3,321,649			$3,171,354

Liabilities
Deposits:
NOW	$637,144	$5,386	3.35%	$674,745	$4,970	2.92%	$791,227	$2,880	1.44%
Money market checking	650,925	3,691	2.25	537,592	3,294	2.43	219,334	643	1.16
Savings	70,146	442	2.50	72,206	438	2.41	77,416	263	1.35
IRAs	7,296	66	3.59	6,788	56	3.27	6,053	20	1.31
CDs	590,517	8,014	5.38	664,281	8,702	5.20	314,723	2,380	3.00
Repurchase agreements and federal funds sold	4,736	—	—	4,911	—	—	9,958	1	0.04
FHLB and other borrowings	11	—	—	278	—	—	11,128	115	4.10
Senior term loan	8,183	183	8.87	8,751	191	8.66	9,235	163	7.00
Subordinated debt	73,510	810	4.37	73,446	809	4.37	73,254	787	4.26
Total interest-bearing liabilities	2,042,468	18,592	3.61	2,042,998	18,460	3.58	1,512,328	7,252	1.90
Noninterest-bearing demand deposits	975,122			975,164			1,377,880
Other liabilities	39,410			38,021			40,264
Total liabilities	3,057,000			3,056,183			2,930,472

Stockholders’ equity
Common stock	13,588			13,570			13,452
Paid-in capital	160,106			159,050			156,111
Treasury stock	(16,741)			(16,741)			(16,741)
Retained earnings	156,004			146,504			129,454
Accumulated other comprehensive loss	(40,688)			(36,865)			(41,793)
Total stockholders’ equity attributable to parent	272,269			265,518			240,483
Noncontrolling interest	(45)			(52)			399
Total stockholders’ equity	272,224			265,466			240,882
Total liabilities and stockholders’ equity	$3,329,224			$3,321,649			$3,171,354

Net interest spread (tax-equivalent)			2.87%			2.71%			3.66%
Net interest income and margin (tax-equivalent) [1]		$31,299	4.06%		$30,086	3.90%		$33,744	4.57%
Less: Tax-equivalent adjustments		$(193)			$(221)			$(295)
Net interest spread			2.84%			2.68%			3.62%
Net interest income and margin		$31,107	4.04%		$29,865	3.87%		$33,449	4.53%
1 In order to make pre-tax income and resultant yields on tax-exempt loans and investment securities comparable to those on taxable loans and investment securities, a tax-equivalent adjustment has been computed using a Federal tax rate of 21% for the periods presented, which is a non-GAAP financial measure. See the reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure included in the tables on page 16.
2 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.
3 MVB Bank’s PPP loans totaling $2.7 million, $3.0 million and $13.6 million are included in this amount for the three months ended December 31, 2023, September 30, 2023 and December 31, 2022, respectively.

	Twelve Months Ended			Twelve Months Ended
	December 31, 2023			December 31, 2022
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
Assets
Interest-bearing balances with banks	$414,466	$21,043	5.08%	$232,935	$1,613	0.69%
CDs with banks	—	—	—	1,033	24	2.32
Investment securities:
Taxable	221,395	5,576	2.52	236,344	3,496	1.48
Tax-exempt [1]	116,680	4,347	3.73	139,353	5,166	3.71
Loans and loans held-for-sale: [2]
Commercial [3]	1,621,299	124,078	7.65	1,594,069	87,845	5.51
Tax-exempt [1]	3,732	163	4.37	4,661	203	4.36
Real estate	591,157	24,764	4.19	487,044	15,721	3.23
Consumer	108,988	10,793	9.90	103,345	13,017	12.60
Total loans	2,325,176	159,798	6.87	2,189,119	116,786	5.33
Total earning assets	3,077,717	190,764	6.20	2,798,784	127,085	4.54
Less: Allowance for loan losses	(29,746)			(22,248)
Cash and due from banks	6,659			5,670
Other assets	302,036			244,861
Total assets	$3,356,666			$3,027,067

Liabilities
Deposits:
NOW	$697,266	$19,851	2.85%	$707,282	$4,724	0.67%
Money market checking	504,730	10,352	2.05	330,208	1,449	0.44
Savings	76,908	1,871	2.43	56,697	418	0.74
IRAs	6,662	194	2.91	6,216	71	1.14
CDs	576,726	29,392	5.10	170,648	3,814	2.24
Repurchase agreements and federal funds sold	5,662	1	0.02	10,987	6	0.05
FHLB and other borrowings	17,542	890	5.07	15,494	437	2.82
Senior term loan	9,007	766	8.50	2,328	163	7.00
Subordinated debt	73,415	3,219	4.38	73,159	3,072	4.20
Total interest-bearing liabilities	1,967,918	66,536	3.38	1,373,019	14,154	1.03
Noninterest-bearing demand deposits	1,074,292			1,357,426
Other liabilities	40,435			41,098
Total liabilities	3,082,645			2,771,543

Stockholders’ equity
Preferred stock	—			—
Common stock	13,541			13,320
Paid-in capital	159,523			147,728
Treasury stock	(16,741)			(16,741)
Retained earnings	154,041			137,498
Accumulated other comprehensive loss	(36,419)			(26,918)
Total stockholders’ equity attributable to parent	273,945			254,887
Noncontrolling interest	76			637
Total stockholders’ equity	274,021			255,524
Total liabilities and stockholders’ equity	$3,356,666			$3,027,067

Net interest spread (tax-equivalent)			2.82%			3.51%
Net interest income and margin (tax-equivalent) [1]		$124,228	4.04%		$112,931	4.04%
Less: Tax-equivalent adjustments		$(946)			$(1,128)
Net interest spread			2.79%			3.47%
Net interest income and margin		$123,283	4.01%		$111,803	3.99%
1 In order to make pre-tax income and resultant yields on tax-exempt loans and investment securities comparable to those on taxable loans and investment securities, a tax-equivalent adjustment has been computed using a Federal tax rate of 21% for the periods presented, which is a non-GAAP financial measure. See the reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure included in the tables on page 16.
2 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.
3 MVB Bank’s PPP loans totaling $2.7 million and $13.6 million are included in this amount for the years ended December 31, 2023 and December 31, 2022, respectively.

Selected Financial Data
(Unaudited) (Dollars in thousands, except per share data)

	Quarterly			Year-to-Date
	2023	2023	2022	2023	2022
	Fourth Quarter	Third Quarter	Fourth Quarter
Earnings and Per Share Data:
Net income	$7,911	$3,867	$6,509	31,232	15,047
Earnings per share from continuing operations - basic	$0.62	$0.30	$0.47	$1.77	$1.01
Earnings per share from discontinued operations - basic	$—	$—	$0.05	$0.69	$0.22
Earnings per share - basic	$0.62	$0.30	$0.52	$2.46	$1.23
Earnings per share from continuing operations - diluted	$0.61	$0.29	$0.45	$1.72	$0.96
Earnings per share from discontinued operations - diluted	$—	$—	$0.05	$0.68	$0.21
Earnings per share - diluted	$0.61	$0.29	$0.50	$2.40	$1.17
Cash dividends paid per common share	$0.17	$0.17	$0.17	$0.68	$0.68
Book value per common share	$22.68	$21.33	$20.69	$22.68	$20.69
Tangible book value per common share [1]	$22.43	$21.08	$20.25	$22.43	$20.25
Weighted-average shares outstanding - basic	12,740,193	12,722,010	12,604,193	12,694,206	12,279,462
Weighted-average shares outstanding - diluted	13,024,562	13,116,629	13,012,460	12,997,332	12,870,734

Performance Ratios:
Return on average assets [2]	1.0%	0.5%	0.8%	0.9%	0.5%
Return on average equity [2]	11.6%	5.8%	10.8%	11.4%	5.9%
Net interest margin 3 4	4.06%	3.90%	4.57%	4.04%	4.04%
Efficiency ratio 5 10	79.6%	86.2%	72.3%	82.3%	78.2%
Overhead ratio 2 6	3.4%	3.7%	3.6%	3.5%	3.9%
Equity to assets	8.7%	7.9%	8.5%	8.7%	8.5%

Asset Quality Data and Ratios:
Charge-offs	$1,868	$8,064	$7,878	$18,479	$15,183
Recoveries	$1,343	$2,205	$2,507	$9,185	$6,560
Net loan charge-offs to total loans 2 7	0.1%	1.0%	0.9%	0.4%	0.4%
Allowance for credit losses	$22,124	$24,276	$23,837	$22,124	$23,837
Allowance for credit losses to total loans [8]	0.95%	1.07%	1.00%	0.95%	1.00%
Nonperforming loans	$8,267	$10,593	$11,165	$8,267	$11,165
Nonperforming loans to total loans	0.4%	0.5%	0.5%	0.4%	0.5%

Mortgage Company Equity Method Investees Production Data[9]:
Mortgage pipeline	$706,873	$643,578	$678,345	$706,873	$678,345
Loans originated	$1,020,128	$1,131,963	$407,070	$4,319,382	$3,120,577
Loans closed	$724,453	$786,885	$388,417	$3,007,221	$2,628,149
Loans sold	$639,788	$605,296	$326,003	$2,466,807	$2,325,709
1 Common equity less total goodwill and intangibles per common share, a non-U.S. GAAP measure. See the reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure included in the tables on page 16.
2 Annualized for the quarterly periods presented.
3 Net interest income as a percentage of average interest-earning assets.
4 Presented on a fully tax-equivalent basis, a non-GAAP financial measure.
5 Noninterest expense as a percentage of net interest income and noninterest income, a non-U.S. GAAP measure.
6 Noninterest expense as a percentage of average assets, a non-U.S. GAAP measure.
7 Charge-offs, less recoveries.
8 Excludes loans held for sale.
9 Information is related to Intercoastal Mortgage Company, LLC and Warp Speed Holdings LLC, entities in which MVB has an ownership interest that are accounted for as equity method investments.
10 Includes net income from discontinued operations.

Non-GAAP Reconciliation: Net Interest Margin on a Full Tax-Equivalent Basis
The following table reconciles, for the periods shown below, net interest margin on a fully tax-equivalent basis:

	Three Months Ended			Twelve Months Ended
(Dollars in thousands)	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net interest margin - U.S. GAAP basis
Net interest income	$31,107	$29,865	$33,449	$123,283	$111,803
Average interest-earning assets	3,054,958	3,063,152	2,926,949	3,077,717	2,798,784
Net interest margin	4.04%	3.87%	4.53%	4.01%	3.99%

Net interest margin - non-U.S. GAAP basis
Net interest income	$31,107	$29,865	$33,449	$123,283	$111,803
Impact of fully tax-equivalent adjustment	193	221	295	946	1,128
Net interest income on a fully tax-equivalent basis	31,299	30,086	33,744	124,228	112,931
Average interest-earning assets	3,054,958	3,063,152	2,926,949	3,077,717	2,798,784
Net interest margin on a fully tax-equivalent basis	4.06%	3.90%	4.57%	4.04%	4.04%

Non-U.S. GAAP Reconciliation: Tangible Book Value per Common Share and Tangible Common Equity Ratio
(Unaudited) (Dollars in thousands, except per share data)

	December 31, 2023	September 30, 2023	December 31, 2022
Tangible Book Value per Common Share
Goodwill	$2,838	$2,838	$3,988
Intangibles	352	375	1,631
Total intangibles	$3,190	$3,213	$5,619

Total equity attributable to parent	$289,384	$271,416	$261,084
Less: Total intangibles	(3,190)	(3,213)	(5,619)
Tangible common equity	$286,194	$268,203	$255,465

Tangible common equity	$286,194	$268,203	$255,465
Common shares outstanding (000s)	12,758	12,726	12,618
Tangible book value per common share	$22.43	$21.08	$20.25

Tangible Common Equity Ratio
Total assets	$3,313,882	$3,437,583	$3,068,850
Less: Total intangibles	(3,190)	(3,213)	(5,619)
Tangible assets	$3,310,692	$3,434,370	$3,063,231

Tangible assets	$3,310,692	$3,434,370	$3,063,231
Tangible common equity	$286,194	$268,203	$255,465
Tangible common equity ratio	8.6%	7.8%	8.3%

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